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                                                                    Exhibit 99.1

         I, Roger Paglia, Chief Executive Officer of Media and
Entertainment.com, Inc., certify, pursuant to 18 U.S.C.'SS' 1350, as enacted by 'SS' 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Media and Entertainment.com, Inc.


Dated: November 14, 2002

                                       /s/ Roger Paglia
                                       ----------------------------------------
                                       Roger Paglia
                                       Chief Executive Officer